Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of December 1, 2005, by and between LPATH THERAPEUTICS INC., a Delaware corporation (“Subsidiary”), and LPATH, INC., a Nevada corporation (formerly known as Neighborhood Connections, Inc.) (“Parent”).

WHEREAS, Subsidiary, Parent and Neighborhood Connections Acquisition Corporation (“Neighborhood Sub”) entered into a Agreement and Plan of Reorganization, dated as of July 15, 2005 (the “Merger Agreement”), pursuant to which Parent acquired Subsidiary through a reverse triangular merger in which Neighborhood Sub, a wholly owned subsidiary of Parent formed solely for the purpose of facilitating the acquisition, merged with and into Subsidiary, which was the surviving corporation and became wholly owned by Parent (the “Merger”).

WHEREAS, in connection with and as a condition to the closing of the Merger, Subsidiary raised approximately $6 million in gross proceeds from the closing of a private placement of units consisting of two shares of Subsidiary common stock and a warrant exercisable to purchase Subsidiary common stock (the “Private Placement”), which occurred immediately prior to the Merger;

WHEREAS, in connection with the Private Placement, Subsidiary entered into certain agreements with the investors in the units, in particular, that certain (i) Common Stock and Warrant Purchase Agreement, dated as of November 30, 2005 by and between Subsidiary and each of the investors in the Private Placement (the “Purchase Agreement”), (ii) Registration Rights Agreement, dated as of November 30, 2005 by and between Subsidiary and each of the investors in the Private Placement (the “Registration Rights Agreement”), and  (iii) Investor Rights Agreement, dated as of November 30, 2005 by and between Subsidiary and the investors named therein (the “Investor Rights Agreement”; and together with the Purchase Agreement and the Registration Rights Agreement, the “Investment Agreements”), which agreements granted the investor parties thereto certain rights with respect to Subsidiary common stock;

WHEREAS, pursuant to Section 8(o) of the Agreement, as a condition to closing of the Merger, Parent agreed to assume the obligations of Subsidiary under the Investment Agreements with respect to Parent Class A common stock issued in exchange for the Subsidiary common stock in the Merger;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth below, the parties hereto agree, effective on the date first written above, as follows:

1.             Capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Merger Agreement.

2.             As of the date hereof and upon the effectiveness of the Merger, Subsidiary hereby irrevocably assigns and transfers all of its right, title and interest in, to and under, and all of its duties and obligations under, the Investment Agreements to Parent.

3.             Parent hereby accepts the assignment of all of Subsidiary’s right, title and interest in, to and under the Investment Agreements made pursuant to Section 1 of this Agreement, and hereby assumes and agrees to assume, perform and discharge when due all liabilities and obligations of Subsidiary under or in respect of the Investment Agreements with respect to the shares of Class A common stock of Parent that were issued in the Merger.

4.             This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

5.             This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.             This Agreement shall inure to the benefit of the respective assigns and successors of Parent and Subsidiary.

7.             In the event of a conflict between this Agreement, the Merger Agreement and any of the Investment Agreements, the terms of such Investment Agreement shall take precedence and control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their duly authorized representatives.

LPATH, INC.,

By	/s/ Scott Pancoast
Name: Scott Pancoast
Title: Chief Executive Officer

LPATH THERAPEUTICS INC

By	/s/ Gary Atkinson
Name: Gary Atkinson
Title: Vice President and Chief Financial
Officer